UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 4, 2011 (September 28, 2011)

Q Lotus Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)(e)  On September 28, 2011, Daniel Kurzweil, age 43, a director of the Company, was elected to serve as Chief Operating Officer of the Company and entered into a one-year employment agreement with the Company.  Under the terms of the agreement, Mr. Kurzweil will receive an annual base salary of $144,000.  There was no arrangement or understanding between Mr. Kurzweil and any other person pursuant to which he was selected as an officer.  There no family relationships between Mr. Kurzweil  and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Daniel Kurzweil has served as a director of the Company since January 3, 2011 and has been an independent Employee Benefits Advisor since October 2009.  Prior to that Mr. Kurzweil was the Administrator for Eagles of Hope from January 2005 to December 2009.  Mr. Kurzweil was also the General Manager and Partner for M&S Inc (Field of Dreams) from October 2004 to June 2007.  Mr. Kurzweil was also a Financial Advisor with Morgan Stanley from August 2003 to April 2006.

The description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is included as Exhibit 10.18 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements And Exhibits.

(c)           Exhibits.

10.18           Employment Agreement, dated September 28, 2011, by and between the Company and Daniel Kurzwiel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC. (Registrant)

Date: October 4, 2011	By: /S/ GARY A. ROSENBERG
Gary A. Rosenberg Chief Executive Officer